Exhibit (k)(9)
AMENDMENT TO AGREEMENT AND PLAN OF MERGER
     This Amendment to Agreement and Plan of Merger (this “Agreement”) is entered into as of August ___, 2007, among Main Street Capital Corporation, a Maryland corporation (“Parent”), MSCC Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), and Main Street Mezzanine Fund, LP, a Delaware limited partnership (the “Fund”). Capitalized terms not otherwise defined herein shall have the meanings given them in the Agreement and Plan of Merger dated as of May 10, 2007 (the “Merger Agreement”), among Parent, Merger Sub and the Fund.
Recitals:
     WHEREAS, Parent, Merger Sub and the Fund previously entered into the Merger Agreement;
     WHEREAS, the Merger Agreement provides that the obligations of each party to consummate the transactions contemplated by the Merger Agreement are subject to, among other things, the condition that the Main Street IPO must close concurrently with the closing of the transactions contemplated by the Merger Agreement;
     WHEREAS, prior to the execution of the Merger Agreement, it was contemplated that Parent would elect (the “Election”) to be regulated as a business development company under the Investment Company Act of 1940, as amended, by filing a notification of election (the “Notification Filing”) on Form N-54A with the Securities and Exchange Commission (the “SEC”), and that the Election and Notification Filing would occur prior to the consummation of the transactions contemplated by Merger Agreement and the concurrent closing of the Main Street IPO;
     WHEREAS, in response to comments received by Parent from the SEC staff, it is now contemplated that the closing of the transactions contemplated by the Merger Agreement will occur immediately prior to the Election and Notification Filing and not concurrently with the closing of the Main Street IPO;
     WHEREAS, Parent, Merger Sub and the Fund desire to amend the Merger Agreement to remove the condition that the Main Street IPO must close concurrently with the closing of the transactions contemplated by the Merger Agreement;
     WHEREAS, Section 7.4 of the Merger Agreement provides that the Merger Agreement may not be amended except by a written agreement signed by the party to be charged with the amendment.
     NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth herein, and subject to and on the terms and conditions set forth herein, the parties hereby agree as follows:

     1. Section 5.1 of the Merger Agreement is hereby amended in its entirety to read as set forth below:
     Section 5.1 Mutual Conditions. The obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions (any of which may be waived in writing, in whole or in part, by such party):
          (a) Approval of SBA. The SBA must have consented to the transactions contemplated by, and related to, this Agreement, the GP Merger Agreement and the Main Street IPO.
     2. Except as set forth in this Agreement, all provisions, terms, conditions and representations in the Merger Agreement and the exhibits and schedules thereto remain unmodified and in full force and effect, and the Merger Agreement and all exhibits and schedules thereto, as amended by this Agreement, are hereby in all respects ratified and confirmed.
     3. Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one instrument. This Agreement may be executed by facsimile signature, which signature shall be binding upon the parties so executing this Agreement.
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[signature page of Amendment to Agreement and Plan of Merger]
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PARENT:
Main Street Capital Corporation

By:	/s/ Vince Foster

Name:	Vince Foster
Its:	CEO

MERGER SUB:
MSCC Merger Sub, LLC

By:	Main Street Capital Corporation, its manager

	By:	/s/ Vince Foster

	Name:	Vince Foster
	Its:	President

FUND:
Main Street Mezzanine Fund, LP

By:	Main Street Mezzanine Management, LLC, its general partner

	By:	/s/ T.A. Reppert

	Name:	T.A. Reppert
	Its:	Sr. Managing Director

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